Exhibit 10.3.e.ii
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement is hereby entered into as of December 29, 2006 by and among Cedar Shopping Centers, Inc., a Maryland corporation (the “Corporation”), Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership (the “Partnership”) and Nancy Mozzachio (the “Executive”).
W I T N E S S E T H:
     WHEREAS, the Corporation, the Partnership and the Executive entered into that certain Employment Agreement dated as of August 1, 2003, as presently in effect (the “Employment Agreement”); and
     WHEREAS, the Board of Directors of the Corporation (on the Corporation’s own behalf, and as the sole general partner of the Partnership) approved the modification to certain provisions of the Employment Agreement;
     NOW THEREFORE, intending to be legally bound the parties hereto agree as follows:
     1.     Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:
“2.1 The term of employment shall end October 31, 2008, unless sooner terminated as provided in this Agreement.”
     2.     Section 3.1 of the Employment Agreement is hereby amended to read in its entirety as follows:
“3.1 The Partnership shall pay to the Executive for the services to be rendered by the Executive hereunder to the Corporation and the Partnership a base salary at the rate of $225,000 per annum. The base salary shall be payable in accordance with the Corporation’s or Partnership’s normal payroll practices, but not less frequently than twice a month. Such base salary will be reviewed at least annually and may be increased (but not decreased) by the Board of Directors of the Corporation in its sole discretion. The Board of Directors of the Corporation in its sole discretion may grant to the Executive a bonus to be paid by the Corporation or Partnership, at any time and from time to time.”

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CEDAR SHOPPING CENTERS, INC.
By:	/s/ LEO S. ULLMAN
Leo S. Ullman, President

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P. By: Cedar Shopping Centers, Inc.
By:	/s/ LEO S. ULLMAN
Leo S. Ullman, President

/s/ NANCY MOZZACHIO
Nancy Mozzachio

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